UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2008

Golden Cycle Gold Corporation

(Exact name of Registrant as specified in its charter)

Colorado	0-11226	84-0630963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 South Tejon, Suite 201	80906
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 719-471-9013

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 27, 2008, Golden Cycle Gold Corporation, a Colorado corporation (“Golden Cycle” or the “Company”) entered into a First Amendment to the Agreement and Plan of Merger (“Amendment”) with AngloGold Ashanti Limited, a corporation organized under the laws of the Republic of South Africa (“Parent”), AngloGold Ashanti USA Incorporated, a Delaware corporation (“AngloGold USA”), and GCGC LLC, a Colorado limited liability company and a direct wholly owned subsidiary of AngloGold Ashanti USA Incorporated (collectively with Parent and AngloGold USA, “AngloGold Ashanti”).

As previously disclosed in Golden Cycle’s current report on Form 8-K as filed on January 15, 2008, under the terms of the original Agreement and Plan of Merger, dated January 11, 2008, by and between Golden Cycle and AngloGold Ashanti (the “Merger Agreement”), Golden Cycle agreed to be acquired by AngloGold Ashanti through a transaction in which Golden Cycle’s shareholders will receive consideration consisting of AngloGold Ashanti American Depository Shares (“ADSs”) under the terms and subject to the conditions set forth in the Merger Agreement (the “Transaction”).

The principal amendments to the Merger Agreement, as reflected in the Amendment, are as follows:

•

the consideration that Golden Cycle shareholders will receive in the Transaction has been adjusted from 0.29 AngloGold Ashanti ADSs to 0.3123 AngloGold Ashanti ADSs per share of Golden Cycle’s common stock to take account of the AngloGold Ashanti rights offering (the rights offering), the final terms of which were announced on May 23, 2008, so as to place holders of Golden Cycle common stock in the same economic position after the rights offering as they were before the rights offering (holders of Golden Cycle common stock will not participate in the rights offering as they will not be registered holders of AngloGold Ashanti ADSs by the record date of the rights offering);

•

the treatment of options to acquire shares of Golden Cycle common stock has been changed. Under the terms of the Merger Agreement as originally executed on January 11, 2008 it was intended that options to acquire shares of Golden Cycle common stock would be converted into options to acquire AngloGold Ashanti ADSs under AngloGold Ashanti’s various employee share incentive schemes. Subsequently it has been determined that this will not be possible under the rules of these schemes. Therefore, a cashless exercise for the options to purchase Golden Cycle common stock (determined using a Black Scholes calculation and to be settled by the issue of AngloGold Ashanti ADSs) has been agreed; and

•	the unpaid costs and expenses to Golden Cycle as a condition to closing the Transaction has been increased from US$200,000 to US$275,000.

Item 7.01 Regulation FD Disclosure

On May 29, 2008, the Company issued the attached press release regarding the First Amendment to Agreement and Plan of Merger between the Company and AngloGold Ashanti and relating to the filing by AngloGold Ashanti of an amendment to its Form F-4 registration statement registering the AngloGold Ashanti ADSs to be issued to Golden Cycle shareholders in the Transaction. The press release is hereby being furnished to the Securities and Exchange

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Commission (“SEC”) on Form 8-K to satisfy the Company’s “public disclosure” obligations under Regulation FD of the SEC.

Item 9.01. Exhibits.

99.1	First Amendment to Agreement and Plan of Merger

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN CYCLE GOLD CORPORATION

Date: May 29, 2008

	By:	/s/ R.Herbert Hampton
R. Herbert Hampton
President & CEO

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